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                                                                     EXHIBIT (j)


                                                              [KPMG LETTERHEAD]


                          Independent Auditors' Consent


The Board of Directors of
Hartford HLS Series Fund II, Inc.
(formerly Fortis Series Fund, Inc.):


We consent to the use of our report dated February 8, 2002 incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Public Accountants" in Part B of the Registration Statement.


                                                    KPMG LLP


Minneapolis, Minnesota
April 30, 2002